UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 6, 2024
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of principal executive offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On February 6, 2024, the Board of Directors of the Company approved the appointment of Pat Roche as President of the Company, in addition to his current position of Chief Executive Officer, to be effective on February 6, 2024.

A description of Mr. Roche’s business experience and background have been previously reported in Item 5.02(c) of the November 16, 2022 Form 8-K and such information is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
(a) The Company’s Annual Meeting of Shareholders was held on February 6, 2024 (the "2024 Annual Meeting").

(b) The following matters were submitted to a vote of security holders at the 2024 Annual Meeting. In accordance with the Company’s Restated Certificate of Incorporation, on matters relating to the election of directors the holders of Class A shares and the holders of Class B shares each vote as a separate class. Each Class A share is entitled to one-tenth vote per share and each Class B share is entitled to one vote per share. The final results reported below reflect such vote.

(i) The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class B
Donald R. Fishback	3,510,289	128,411	135,156
(term expiring 2026)

William G. Gisel, Jr.	3,338,253	300,447	135,156
(term expiring 2027)

Pat Roche	3,383,332	255,368	135,156
(term expiring 2027)
Class A
Janet M. Coletti	2,392,326	279,414	101,879
(term expiring 2027)

The terms of the following directors continued after the 2024 Annual Meeting:

Name	Expiration of Term
Class B
Peter J. Gundermann	2025
Kraig H. Kayser	2026
Brian J. Lipke	2025
John R. Scannell	2025

Class A
Mahesh Narang	2025
Brenda L. Reichelderfer	2026

(ii) The Company’s Class A shareholders and Class B shareholders, voting together as a single class in a non-binding advisory vote, approved the compensation of the Company's named executive officers based on the following votes:

For	Against	Abstain	Broker Non-Votes
5,537,614	617,828	154,998	237,035
(iii) The Company’s Class A shareholders and Class B shareholders, voted together as a single class in a non-binding advisory vote on the frequency of the shareholder advisory vote on executive compensation. The advisory vote was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,773,913	245,076	3,234,539	56,912	237,035
(iv) The Company’s Class A shareholders and Class B shareholders, voting together as a single class, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year based on the following votes:

For	Against	Abstain	Broker Non-Votes
6,304,565	200,121	42,789	—
(d) At the 2024 Annual Meeting, our shareholders cast the greatest number of advisory votes in favor of “three years” as the frequency of future advisory votes on the compensation of the Company’s named executive officers. In light of this advisory vote, which was consistent with the recommendation of the Board of Directors on the matter, the Company has decided to include an advisory vote on the compensation of its named executive officers in its proxy materials every three years until the next required vote on the frequency of such advisory vote. The next such required vote is at the Company’s 2030 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	February 7, 2024	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller